UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On September 16, 2016, Everbridge, Inc. (the “Company”) issued 100,683 shares of its Series A-1 preferred stock (the “Preferred Warrant Shares”) to Eastward Capital Partners IV, L.P. (“Eastward”) upon the “net exercise” of a warrant held by Eastward. Eastward also paid the Company $100.68 in cash in connection with the warrant exercise. The Preferred Warrant Shares were converted into an equal number of shares of the Company’s common stock upon the closing of the Company’s initial public offering (the “IPO”) on September 21, 2016. The issuance of the Preferred Warrant Shares was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On September 21, 2016, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware immediately prior to the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of immediately prior to the closing of the IPO.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of September 21, 2016, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of immediately prior to the closing of the IPO.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, a copy of which are filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Everbridge, Inc.

3.2	Amended and Restated Bylaws of Everbridge, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: September 21, 2016	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Everbridge, Inc.

3.2	Amended and Restated Bylaws of Everbridge, Inc.